EXHIBIT 10.2

March 16, 2020

Via Email

Edible Arrangement, LLC

980 Hammond Dr., Suite 1000

Atlanta, GA 30328 USA

Attention: Tariq Farid

Re:     ECommerce Licensing Agreement and Exclusive Supplier Operating Agreement

Ladies and Gentlemen:

This letter agreement (“Letter Agreement”), dated March 16, 2020, makes reference to that certain (i) Exclusive Supplier Operating Agreement, dated as of December 20, 2019 (“Supply Agreement”), by and between Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (“RMCF”) and Edible Arrangements, LLC, a Delaware limited liability company. (“EA”); and (ii) that certain Ecommerce Licensing Agreement, dated as of the date hereof (“License Agreement”), by and between RMCF and EA. Capitalized terms used herein, but not otherwise defined, will have the meanings given to them in the License Agreement.

This Letter Agreement is being entered into in connection with and as a material inducement for EA to enter into the License Agreement.

In consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions.

a.	“EA Group” means EA, its Affiliates and their respective franchisees

b.

“Factory Made Product” means all chocolates, candies and other confectionery products produced by RMCF in a RMCF factory that bear the Rocky Mountain Chocolate Factory brand, but excludes all chocolates, candies and other confectionery products produced by an RMCF franchisee whether or not such products bear the Rocky Mountain Chocolate Factory brand.

2.	Indemnification of EA by RMCF for Factory Made Products.

a.

RMCF will defend each member of the EA Group, each of their Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “EA Indemnitees”) and indemnify and hold harmless the EA Indemnitees from and against any and all Losses of the EA Indemnitees to the extent arising out any Action alleging (i) that the Factory Made Products violate, infringe or misappropriate any third party Intellectual Property rights or applicable Laws or (ii) illness, injury, death or damage as a result of the, consumption or use of any Factory Made Products; provided, however, that RMCF will not be responsible for, and will not be required to defend any claim or provide indemnification against, any such Loss in clause (ii) attributable to defects in the Factory Made Products that independent investigation discloses originated solely after the Factory Made Products were delivered to the EA Group or an RMCF franchisee and was not attributable to any act or omission of RMCF prior to such Factory Made Products being so delivered.

b.	The indemnification procedures set forth in Section 11(c) of the License Agreement will apply to RMCF’s indemnification obligations hereunder.

3.

Miscellaneous. This Letter Agreement will commence on the Effective Date and be coterminous with the License Agreement. Neither party will be deemed an agent or servant of the other party and may not represent itself as having any authority to act on behalf of the other party without its’ prior written consent. This Letter Agreement will be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law. If any part of this Letter Agreement is found invalid, such invalidity will not affect the validity of remaining portions of this Letter Agreement; and, the parties will promptly substitute for the invalid provision a provision that most closely approximates the intent and economic effect of the invalid provision. Failure by a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such default, will not constitute a waiver of rights hereunder. This Letter Agreement is the complete agreement between the parties regarding the subject matter hereof and may be modified only by a writing duly executed by the parties. In the event of any conflict between this Letter Agreement, the License Agreement and Supply Agreement, the Letter Agreement will control. This Letter Agreement will apply in lieu of and notwithstanding any specific legend or statement associated with any particular document or information exchanged. Any notice to be given hereunder by a party to the other must be in accordance with the notification procedures set forth in the License Agreement. This Letter Agreement is not assignable or transferable by either party except with the other party’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed; provided that either party may assign or transfer this Letter Agreement in the event of or through a Change of Control of such party. This Letter Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument

We look forward to working with you.

Sincerely,

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: /s/ Bryan J. Merryman____________________

Name: Bryan J. Merryman

Title: Chief Executive Officer and Chief Financial Officer

ACCEPTED AND AGREED:

EDIBLE ARRANGEMENTS, LLC

By: /s/ Tariq Farid__________________________

Name: Tariq Farid

Title: CEO